                                   EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the application of our report dated February 26, 1996 in Realty ReFund Trust's annual report to shareholders incorporated by reference in this Form 10-K/A to the statements of cash flows for each of the three years in the period ended January 31, 1996 included herein. It should be noted that we have performed no audit procedures subsequent to February 26, 1996, the date of our report, except with respect to the statements of cash flows for each of the three years in the period ended January 31, 1996. Furthermore, we have not audited any financial statements of Realty ReFund Trust as of any date or for any period subsequent to January 31, 1996 (date of audited financial statements included in annual report to shareholders).

                                                   /s/  ARTHUR ANDERSEN LLP

                                                   ARTHUR ANDERSEN LLP

Cleveland, Ohio,
  March 12, 1997.